EXHIBIT 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Helmerich & Payne, Inc. (the “Company”) on Form 10-Q/A for the period ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hans Helmerich, as Chief Executive Officer of the Company, and Douglas E. Fears, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ HANS HELMERICH	/s/ DOUGLAS E. FEARS
Hans Helmerich	Douglas E. Fears
Chief Executive Officer	Chief Financial Officer
July 28, 2006	July 28, 2006